UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2014

TARGACEPT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Main Street, Suite 1510 Winston-Salem, North Carolina		27101
(Address of principal executive offices)		(Zip Code)

(336) 480–2100

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 7, 2014, Targacept, Inc. entered into an amendment to its Collaborative Research and License Agreement with AstraZeneca AB dated December 27, 2005, as amended. By function of the amendment, AstraZeneca terminated several pre-clinical compounds from the parties’ collaboration. By the terms of the collaboration agreement, the termination becomes effective ninety (90) days after February 7, 2014. The collaboration agreement, as amended, continues in full force and effect for remaining compounds, including AZD1446 (TC-6683).

When the termination of the several pre-clinical compounds from the collaboration becomes effective, all rights and licenses that Targacept granted under the collaboration agreement to AstraZeneca with regard to the several pre-clinical compounds will terminate and revert to Targacept.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGACEPT, INC.

Date: February 10, 2014	/s/ Patrick C. Rock
Patrick C. Rock
Senior Vice President, General Counsel and Secretary